                                                                    EXHIBIT 23.1




         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of JAKKS Pacific, Inc. of our report dated February 12, 1998, except for note 17, for which the date is April 1, 1998, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 1997 and 1996, and for the years then ended.

                                                    /s/ PANNELL KERR FOSTER
                                                    PANNELL KERR FOSTER

                                                    Certified Public Accountants
                                                    A Professional Corporation


Los Angeles, California
December 3, 1998

                                        8